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ARAX Holdings Announces 18-Month Strategic Partnership with LvlUp Ventures and Participation in the NextUp Incubator Program

City, Date – ARAX Holdings Corp, a global leader in blockchain solutions and enterprise data management, is proud to announce an 18-month strategic partnership with LvlUp Ventures. As part of this collaboration, ARAX will participate in the NextUp incubator program, positioning itself to accelerate its fundraising efforts, refine go-to-market strategies, and enhance marketing initiatives for its expanding portfolio of use cases.

"The partnership with LvlUp Ventures is a significant milestone for ARAX. The NextUp incubator offers a powerful platform to refine our market strategies and align them with our broader goal of revolutionizing enterprise data management through blockchain," said Michael Loubser, CEO of ARAX Holdings Corp. "We are excited about the opportunities ahead and the potential this partnership will unlock as we scale and expand our solutions globally."

Positioning and Partnership Emphasis: The partnership with LvlUp Ventures and participation in the NextUp program align with ARAX’s principles of innovation and market disruption, providing a platform that nurtures transformative technologies. LvlUp Ventures serves as an accelerator for companies challenging traditional models, fostering innovation and growth through targeted resources and strategic guidance. This collaboration underscores ARAX’s commitment to redefining enterprise data management and blockchain solutions, solidifying its position as a leader in this evolving landscape.

Strategic Focus: The NextUp program is designed to fast-track startups through a series of targeted sessions focused on commercialization, scalability, and revenue generation. ARAX will benefit from bespoke mentoring provided by industry leaders from top-tier institutions such as KPMG and Citigroup. This partnership will strategically position ARAX to refine its market strategies, aligning them with broader industry shifts and reinforcing its foundational approach to innovation. The program aims to prepare ARAX for its next round of funding, with a focus on market readiness and product traction.

"ARAX Holdings exemplifies the type of innovative and forward-thinking company that LvlUp Ventures and the NextUp incubator program are designed to support. By combining our extensive network of industry experts, strategic resources, and market insights, we are committed to accelerating ARAX's journey in revolutionizing enterprise data management and blockchain solutions. Our partnership with ARAX aligns perfectly with our mission to nurture groundbreaking technologies that challenge traditional models, and we are excited to help scale ARAX's impact across global markets." — Aaron Golbin, Managing Partner at LvlUp Ventures.

About ARAX Holdings Corp

ARAX Holdings Corp operates Blockchain as a Platform (BaaP), transforming enterprise data into strategic assets with unmatched efficiency and integrity. Leveraging Core Blockchain technology, the company integrates Decentralized Physical Infrastructure Networks (DePIN) to boost operational efficiency and ensure transparency across sectors such as logistics, carbon accounting, smart building, and smart city solutions, manufacturing, logistics, and industry-specific secure connectivity and communication solutions.

About LvlUp Ventures and NextUp

LvlUp Ventures is a multi-stage VC firm and one of the largest venture ecosystems globally with over 1,000 core and extended team members across every major startup hub, roughly 5,000 top-tier startup applications annually, and dozens of F500 & corporate startup programs and accelerators. The firm backs Pre-Seed to Series A founders with strong initial market validation who are innovating at the intersection of AI and virtually any industry. Its NextUp incubator program is designed to guide high-growth potential companies through key commercialization stages, offering hands-on support from industry experts and experienced investors.

For media inquiries, please contact: info@arax.cc